Exhibit 10.64
FAR EAST ENERGY CORPORATION

SECOND AMENDED AND RESTATED
NONQUALIFIED STOCK OPTION AGREEMENT

General Information

Name:	Michael R. McElwrath

Award Date:	January 29, 2002

Options:	60,000

Exercise Price for the Options:	$0.65

Expiration Date:	January 29, 2012

FAR EAST ENERGY CORPORATION
SECOND AMENDED AND RESTATED
NONQUALIFIED STOCK OPTION AGREEMENT

THIS SECOND AMENDED AND RESTATED NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this 14th day of January, 2009, by and between Far East Energy Corporation, a Nevada corporation (the "Corporation"), and Michael R. McElwrath ("Participant").

WHEREAS, the Corporation and the Participant previously entered into a Stock Option Agreement (the "Original Option Agreement") dated as of January 29, 2002 (the "Award Date") setting forth the grant of options to purchase 100,000 shares of common stock, par value $0.001 per share, of the Corporation (the "Common Stock") at an exercise price per share of $0.65;

WHEREAS, the Corporation and the Participant subsequently entered into an Amended and Restated Nonqualified Stock Option Agreement (the "2004 Option Agreement") dated December 23, 2004, which amended, restated and superseded the Original Option Agreement;

WHEREAS, the Participant has entered into an Amended and Restated Employment Agreement (as amended, restated and modified from time to time, the "Employment Agreement") dated December 23, 2004 with the Corporation;

WHEREAS, the Corporation and the Participant acknowledge that of the 100,000 options granted under the Original Option Agreement, 60,000 options vested on or before December 31, 2004 (the "Options"), and that 40,000 options vested on or after January 1, 2005;

WHEREAS, the Options remain subject to the 2004 Option Agreement and the remaining 40,000 options, which vested on or after January 1, 2005, are subject to that certain Second Amended and Restated Nonqualified Stock Option Agreement dated December 27, 2007 between the Corporation and the Participant;

WHEREAS, the Corporation and Participant desire to extend expiration of the Exercise Period for the Options subject to the 2004 Option Agreement from January 29, 2009 to January 29, 2012; and

WHEREAS, by executing this Agreement, the Corporation and Participant desire to amend, replace and supersede the 2004 Option Agreement with respect to the Options.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of such other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Defined Terms.  Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Employment Agreement.

2.	Non-Qualified Stock Options to Purchase Shares.

(a)
Number of Option Shares and Option Prices.  The Corporation granted the Options to the Participant, which are subject to the 2004 Option Agreement, as non-qualified stock options, to purchase up to 60,000 shares of the Corporation's Common Stock (the "Option Shares"), with an exercise price of $0.65 per share ("Exercise Price").  The shares of Common Stock purchasable upon exercise of the Option are hereinafter referred to as the "Shares." The Option is intended by the parties hereto to be, and shall be treated as, a nonqualified stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended).

(b)
Exercise Period.  The Options are fully vested as of the date hereof and shall be exercisable, in whole or in part, subject to the terms set forth in this Agreement and the Employment Agreement (as may be adjusted in accordance with Article 6 of this Agreement), from the date hereof until January 29, 2012 (the "Exercise Period").

(c)	The Option shall be immediately vested and exercisable in accordance with the terms and conditions of, and to the extent provided in, the Employment Agreement.

3.           Termination of Option.  The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after January 29, 2012 (the "Option Termination Date").

4.	Exercise of Options.

A.            Participant may exercise the Options with respect to all or any part of the number of Shares then exercisable hereunder by giving the Secretary of the Corporation written notice of intent to exercise.  The notice of exercise shall specify the number of Shares as to which Participant is exercising and the date of exercise thereof, which date shall be not less than five (5) days after the giving of such notice (unless an earlier time shall have been mutually agreed upon in writing).  All or any portion of the vested portion of the Option may be exercised by Participant during the Exercise Period.

B.            Notwithstanding anything contained in this Article 4 to the contrary, each Option may be exercised only in compliance with all applicable securities laws and only by (i) Participant’s completion, execution and delivery to the Corporation of a notice of exercise and, if required by the Corporation, an "investment letter" as supplied by the Corporation and (ii) the payment to the Corporation, as provided in Article 4D hereof, of an amount equal to the amount obtained by multiplying the Exercise Price of such Option by the number of Shares being purchased pursuant to such exercise as shall be specified by Participant in such notice of exercise.

C.            In the event of the death or Disability of Participant at such time that Participant shall possess an Option pursuant to the terms of this Agreement, within three years following Participant’s termination of employment, Participant or Participant’s estate, executors or administrators, or personal or legal representatives, as the case may be, shall be entitled to exercise any Options  that are or become exercisable within three years following Participant's termination of employment (but not beyond the Option Termination Date) and all such Options not exercised within such period shall be forfeited.  Any person, other than Participant, so desiring to exercise Participant's Options shall be required, as a condition to the exercise of the Options, to furnish to the Corporation such documentation as the Corporation shall deem satisfactory to evidence the authority of such person to exercise the Options on behalf of Participant.  In the event of the exercise of such Options by Participant's estate, executors or administrators, or personal or legal representatives, all references herein to Participant shall, to the extent applicable, be deemed to refer to and include such estate, executors or administrators, or personal or legal representatives, as the case may be.

D.            The Exercise Price shall be paid in full by Participant for the Shares purchased on or before the exercise date specified in the notice of exercise, at Participant's option, in one or a combination of the following methods:  (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Board of Directors of the Corporation (the "Board"), or the Compensation Committee of the Board (the "Committee"), by a promissory note of the Participant; (iv) by notice and third party payment in such manner as may be authorized by the Board or the Committee; (v) by the delivery of shares of Common Stock of the Corporation already owned by the Participant; or (vi) pursuant to a "cashless exercise" procedure (the "Cashless Exercise Right") pursuant to which the Participant shall surrender to the Corporation such Option and a notice of exercise, duly completed and executed by the Participant to evidence the exercise of the Cashless Exercise Right by authorizing the Corporation to withhold from issuance a number of Shares issuable upon such exercise of such Option which, when multiplied by the Fair Market Value (as defined below) of such Shares, is equal to the aggregate Exercise Price of such Option (and such withheld Shares shall no longer be issuable under such Option).  Shares of Common Stock used to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise.

E.	The "Fair Market Value" shall be determined as follows:

(a)  if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the National Market System or the Small Cap Market of the automated quotation service operated by The Nasdaq Stock Market, Inc., the Fair Market Value shall be the last reported sale price of that security on such exchange or system on the day for which the Fair Market Value is to be determined or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

(b)  if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the last reported highest bid and lowest asked prices quoted on the Electronic Bulletin Board operated by The Nasdaq Stock Market, Inc., or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day for which the Fair Market Value is to be determined; or

(c)  if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Fair Market Value shall be determined in such reasonable manner as may be prescribed from time to time by the Board.

F.            Upon the exercise of all or any portion of an Option by Participant, or as soon thereafter as is practicable, the Corporation shall issue and deliver to Participant (or to any broker or, if acceptable to the Corporation, to any other person designated by Participant) a certificate or certificates evidencing such number of Option Shares as Participant has elected to purchase.  Such certificate or certificates shall be registered in the name of Participant (or the designated broker or other person) and, if applicable, shall bear an appropriate investment warranty legend, any legend required by an applicable securities law, rule or regulation and, if applicable, a legend referring to the restrictions provided hereunder and under the Employment Agreement and any legend required by applicable law.  Upon the exercise of an Option and the issuance and delivery of such certificate or certificates, Participant (or the person to whom such stock certificates are registered) shall have all the rights of a stockholder with respect to such Option Shares and to receive all dividends or other distributions paid or made with respect thereto.  In the event that the capital stock of the Corporation is converted in whole or in part into securities of any other entity, a determination as to whether the securities of the other entity so received (if any) shall be subject to the restrictions set forth in this Agreement shall be made solely by the other entity.

5.           Rights Prior to Exercise.  Participant shall have no equity interest in the Corporation or any voting, dividend, liquidation or dissolution rights with respect to any capital stock of the Corporation solely by reason of having an Option or having executed this Agreement.  Prior to the exercise of all or a portion of the Options, as set forth in Article 4A hereof, and the issuance and delivery of a certificate or certificates evidencing the Shares purchased pursuant to the exercise of all or a portion of such Options, Participant shall have no interest in, or any voting, dividend, liquidation or dissolution rights with respect to, the Option Shares, except to the extent that Participant has exercised all or a portion of such Options and has been issued and received delivery of a certificate or certificates evidencing the Option Shares purchased pursuant to such exercise.

6.	Adjustment of Purchase and Number of Shares.

A.            Adjustment.  The number and kind of securities purchasable upon the exercise of an Option and the Exercise Price of such Option shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)           Reclassification, Consolidation or Merger.  At any time while the Option remains outstanding and unexpired, in case of (i) any reclassification or change of outstanding securities issuable upon exercise of this Option (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Option), (ii) any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Option), or (iii) any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor or purchasing corporation, as the case may be, shall without payment of any additional consideration therefore, execute new Option providing that the holder of this Option shall have the right to exercise such new Option (upon terms not less favorable to the holder than those then applicable to the Option and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Option, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer.  Such new Option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6A.  The provisions of this Section 6A(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

(b)           Subdivision or Combination of Shares. If the Corporation at any time while the Option remains outstanding and unexpired, shall subdivide or combine its capital stock, the Exercise Price of such Option shall be proportionately reduced, in case of subdivision of such shares as of the effective date of such subdivision, or, if the Corporation shall take a record of holders of its capital stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of such shares, as of the effective date of such combination, or, if the Corporation shall take a record of holders of its capital stock for the purpose of so combining, as of such record date,  whichever is earlier.

(c)           Stock Dividends.  If the Corporation at any time which the Option is outstanding and unexpired shall pay a dividend in shares of, or make other distribution of shares of, its capital stock, then the Exercise Price of the Option shall be adjusted, as of the date the Corporation shall take a record of the holders of its capital stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Exercise Price of the Option in effect immediately prior to such payment or other distribution by a fraction (i) the numerator of which shall be the total number of shares of capital stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of capital stock outstanding immediately after such dividend or distribution.  The provisions of this Section 6A(c) shall not apply under any of the circumstances for which an adjustment is provided in Section 6A(a) or 6A(b).

(d)           Liquidating Dividends, Etc.  If the Corporation at any time while the Option is outstanding and unexpired makes a distribution of its assets to the holders of its capital stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Corporation’s assets (other than under the circumstances provided for in the Sections 6A(a) through (c)), the holder of such Option shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Exercise Price of such Option, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of the Option (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof ), and an appropriate provision therefor should be made a part of any such distribution.  The value of a distribution which is paid in other than cash shall be determined in good faith by the Board.

B.            Notice of Adjustments.  Whenever any of the Exercise Price of an Option or the number of shares of Common Stock purchasable under the terms of such Option at that Exercise Price shall be adjusted pursuant to Section 6A hereof, the Corporation shall promptly make a certificate signed by its Chief Executive Officer, President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis upon which the Board or the Committee made any determination hereunder), and the Exercise Price and number of shares of Common Stock purchasable at that Exercise Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by First Class and Postage Prepaid) to the registered holder of such Option.

7.           Headings.  The headings and other captions contained in this Agreement are for convenience of reference only, and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

8.           Entire Agreement.  This Agreement, together with the Employment Agreement, sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Options, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the

Options other than as set forth herein and in the Employment Agreement.  Any and all prior agreements between the parties hereto with respect to any stock acquisition rights regarding the Options are hereby revoked.  This Agreement, together with the Employment Agreement, is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the Options and the Shares.

9.           Notices.  Any and all notices provided for herein shall be sufficient if in writing, and sent by hand delivery, by an overnight delivery service that produces a signed receipt evidencing delivery or by certified or registered mail (return receipt requested and first class postage prepaid), in the case of the Corporation, to its principal office, and in the case of Participant, to Participant's address as shown on the Corporation's records.

10.           Invalid or Unenforceable Provisions.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.  Participant agrees that the breach or alleged breach by the Corporation of (a) any covenant contained in another agreement (if any) between the Corporation and Participant or (b) any obligation owed to Participant by the Corporation, shall not affect the validity or enforceability of the covenants and agreements of Participant set forth herein.

11.           Modifications.  No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto; provided, however, that Participant hereby covenants and agrees to execute any amendment to this Agreement which shall be required or desirable (in the opinion of the Corporation or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service.

12.           Incorporation of Employment Agreement by Reference.  The Option is granted pursuant to the terms of the Employment Agreement, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Employment Agreement.  To the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Employment Agreement (other than with respect to matters that, pursuant to the Employment Agreement, may be altered in this Agreement), such term or provision of the Employment Agreement shall control.

13.           Governing Law.  The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of Texas (other than the conflicts-of-law or choice-of-law rules thereof), except to the extent preempted by federal law, which solely to the extent of such preemption shall govern.  Venue shall lie only in the State and Federal Courts in and for the County of Harris, Texas, as to all disputes arising under this Agreement, and such venue is hereby consented to by the Corporation and Participant.

14.           Counterparts.  This Agreement may be executed in counterparts, each of which, when taken together, shall constitute one original agreement.

15.           Amendment and Restatement.  This Agreement constitutes an amendment, modification and restatement of the 2004 Option Agreement and sets forth the entire understanding of the parties hereto with respect to the Options, and supersedes the 2004 Option Agreement and all other prior arrangements or understandings among the parties regarding such matters.

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IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute and attest to this Agreement, and to apply the corporate seal hereto, and Participant has placed his or her signature hereon, effective as of the date first written above.

CORPORATION:

FAR EAST ENERGY CORPORATION

By:	/s/ Andrew Lai
Andrew Lai, Chief Financial Officer

PARTICIPANT:

By:	/s/ Michael R. McElwrath